UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2020
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)  On June 8, 2020, Vonage Holdings Corp. (“Vonage” or the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Rory Read as President and Chief Executive Officer (“CEO”) of the Company and as a member of the Board. Mr. Read will assume his new roles on July 1, 2020. Mr. Read succeeds Alan Masarek, who will be stepping down as CEO and as a director of the Company. Mr. Masarek will remain in his positions until July 1, 2020 to assist in the transition.

Mr. Read, age 58, joins Vonage from Dell Technologies Inc. (“Dell”), where he has served as its Chief Operating Executive since October 2015 and as President of its Virtustream subsidiary since May 2018. Mr. Read also has served as Executive Vice President of Dell Technologies Boomi, a SaaS integration platform provider. From March 2015 to October 2015, Mr. Read served as Chief Operating Officer and President of Worldwide Commercial Sales for Dell. Prior to joining Dell, Mr. Read served as President and Chief Executive Officer of Advanced Micro Devices, Inc., a high-performance computing, graphics, and visualization technology company, from August 2011 to October 2014, where he also served as a member of the board of directors. Before that, he spent over five years as President and Chief Operating Officer of Lenovo Group Ltd., a computer technology company. Mr. Read also spent 23 years at International Business Machines Corporation, a technology and consulting company, serving in various leadership roles in the Asia-Pacific region and globally.

There are no arrangements or understandings between Mr. Read and any other person pursuant to which he was selected as a director. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement, dated June 5, 2020, with Mr. Read (the “Employment Agreement”), as summarized below.

The Employment Agreement provides for Mr. Read’s employment for a three-year term (the “Term”) commencing July 1, 2020 (the “Commencement Date”) to serve as President and Chief Executive Officer of the Company, reporting directly to the Board. Mr. Read will be paid an annual base salary of $850,000, which is to be reviewed annually by the Compensation Committee of the Board and may be increased but may not be decreased, without Mr. Read’s consent, during the Term. In addition, Mr. Read will be eligible for an annual cash bonus in accordance with the Company’s annual bonus program for senior executives, with a target bonus of 125% of his base salary. For 2020, Mr. Read will receive a minimum annual cash bonus equal to 125% of his annual base salary.
Following the Commencement Date, Mr. Read will receive a one-time, sign-on cash bonus of $3,000,000. In the event Mr. Read’s employment is terminated by the Company for “Cause” or he resigns from the Company without “Good Reason,” (each as defined in the Employment Agreement) within two years following the Commencement Date, Mr. Read will be required to repay the pro-rated, pre-tax amount of such bonus. Mr. Read has committed to purchase shares of the Company’s common stock in the open market having a market value of approximately $400,000.
Effective as of the Commencement Date, Mr. Read has received the following equity grants under the Company’s Amended and Restated 2015 Incentive Plan (the “Plan”):

•
A one-time, sign-on award of restricted stock units with respect to 1,000,000 shares of the Company’s common stock (the “Sign-On RSUs”), which will vest in three equal installments on the first, second and third anniversaries of the Commencement Date, subject to Mr. Read’s continued employment on such dates.

•	In respect of the Company’s 2020 and 2021 annual grant cycles:

◦
an award of restricted stock units with respect to 520,000 shares of the Company’s common stock (the “Annual RSUs”), which will vest in three equal installments on the first, second and third anniversaries of March 15, 2020 (the date on which the 2020 annual grants of RSUs were made to other senior executives), subject to Mr. Read’s continued employment on such dates; and

◦
an award of performance-based restricted stock units with a target of 780,000 shares of the Company’s common stock (the “PSUs”), which will be subject to the same performance criteria as the PSUs granted to the senior executives of the Company with respect to the 2020 - 2022 performance cycle.

Mr. Read will not be eligible to receive any additional annual equity awards until the 2022 annual grant cycle.

If Mr. Read’s employment is terminated by the Company without “Cause,” by Mr. Read for “Good Reason” or due to his death or disability (i) the Sign-On RSUs will immediately vest and be settled, (ii) the Annual RSUs will continue to vest and be settled in accordance with the existing vesting schedule (except that, in the event of death, the Annual RSUs will immediately vest and be settled, and (iii) the PSUs will be eligible to vest at the end of the performance period based on the actual level of performance achieved through the end of the full performance period (except that, in the event of death, vesting will occur on the date of termination and be based on target performance). In the event of a Change of Control (as defined in the Plan), the Sign-On RSUs, Annual RSUs and PSUs will be subject to double-trigger vesting in accordance with the terms of the Company’s form of award agreements used for awards to other senior executives.

In the event Mr. Read’s employment is terminated by the Company without Cause or he resigns with Good Reason, he is entitled to the following severance benefits, subject to his execution and non-revocation of a general release of claims: (i) twelve (12) months base salary plus his target bonus amount for the year in which his employment terminates, payable over the twelve (12) month period following termination of employment, (ii) an annual bonus for the year of termination, based on actual performance for such year and pro-rated for the period he is employed during such year, (iii) any earned but unpaid bonus for a previously completed fiscal year, and (iv) continued participation in medical, dental and vision plans at the same cost to Mr. Read as other executives of the Company.

If Mr. Read’s employment is terminated due to his death or disability, he (or his estate) is entitled to (i) an annual bonus for the year of termination, based on actual performance for such year and pro-rated for the period he is employed during such year and (ii) any earned but unpaid bonus for a previously completed fiscal year.

If Mr. Read’s employment is terminated for Cause or he resigns without Good Reason, he will be entitled only to accrued but unpaid compensation and benefits due to him in accordance with the Company’s benefit plans (“Accrued Rights”). Mr. Read will also be entitled to the Accrued Rights in the event of a termination of employment for any other reason.

The Company will provide or reimburse Mr. Read for reasonable corporate housing located near the Company’s headquarters for up to twelve (12) months in an amount not to exceed $5,000 per month, other relocation benefits in accordance with Company policy, and reasonable legal fees in connection with the negotiation and documentation of his employment arrangements.

Mr. Read will participate in the Company’s employee benefit plans on the same basis as available to other senior executives from time to time and will be entitled to an annual medical exam with a specified executive health program. Mr. Read will be subject to non-solicitation and non-hire restrictions, which will be in effect during his employment and for twelve (12) months thereafter. Mr. Read will be subject to non-disparagement and confidentiality restrictions during his employment and perpetually thereafter. Additionally, Mr. Read has executed the Company’s Employment Covenants Agreement, Non-Compete Agreement and Indemnification Agreement.

The severance provisions of the Employment Agreement and restrictive covenants will continue in effect in the event Mr. Read’s employment continues after the Term.

The above summary of Mr. Read’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Read’s employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K

The Company issued a press release announcing Mr. Read’s appointment as President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K in its entirety by reference.

(e) The compensation arrangements for Mr. Masarek in connection with his departure have not been finalized and will be disclosed in a further Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

See accompanying Exhibit Index for a list of the exhibits filed with this Current Report on Form 8-K, incorporated herein by reference.

EXHIBIT INDEX

10.1	Employment Agreement, dated as of June 5, 2020, by and between the Company and Rory Read

99.1	Press Release of Vonage Holdings Corp. dated June 8, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	June 8, 2020	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

5